SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

            ------------------------------------------

                             FORM 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 or 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 1998

                    BENTLEY INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

      MISSOURI            0-19503                 43-1325291
(State or other jurisdiction(Commission File No.)(IRS Employer ID No.)
 of organization)

      9719 Conway Road                         63124
      St. Louis, Missouri                         (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (314) 569-1659




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      On December 1, 1998, Bentley International,  Inc. ("Bentley"),  Interiors,
Inc. ("Interiors"), Windsor Art, Inc. ("Windsor"), Lloyd R. Abrams ("Mr. Abrams") and Max Munn ("Mr. Munn") entered into a Repurchase Agreement and Mutual General Release (the "Repurchase Agreement") with respect to (i) certain rights and obligations arising under the Stock Purchase Agreement dated July 7, 1998 between Bentley and Interiors (the "Stock Purchase Agreement") and all related documents executed in connection with the sale of Windsor by Bentley to Interiors and (ii) rights and obligations pertaining to stock of Bentley and of Interiors pursuant to a Securities Purchase and Registration Rights Agreement dated July 30, 1998 (the "Securities Purchase Agreement"). Pursuant to the Repurchase Agreement, Interiors, Windsor and Munn released Bentley and Abrams and Bentley and Abrams released Interiors, Windsor and Munn from any claims other than with respect to the rights and obligations arising under the Repurchase Agreement. The transactions which took place pursuant to the Stock Purchase Agreement and the Securities Purchase Agreement are described and documents in connection therewith are duplicated as exhibits in Bentley's Form 8-K dated July 30, 1998 and Form 10-QSB dated June 30, 1998, which are incorporated herein by reference. The Repurchase Agreement is attached to this Form 8-K as Exhibit 2 and is incorporated herein by reference.

      Pursuant to the Repurchase Agreement Bentley released from a voting trust and pledge agreement all of the capital stock of Windsor to Interiors, canceled and delivered to Interiors the $2,000,000.00 note made by Interiors in favor of Bentley on July 30, 1998 (the "Note"), paid Windsor $100.00 in connection with the purchase by Bentley from Windsor of certain furnishings and furniture and transferred to Windsor 1,500,000 shares of Interiors Class A Common Stock (the "Interiors Shares") previously acquired from Interiors pursuant to the Securities Purchase Agreement, which shares had been subject to an escrow agreement among Interiors, Bentley and U.S. Bank Trust dated July 30, 1998 (the "Escrow Agreement") to secure certain warranties and representations Bentley had made to Interiors in connection with the sale of Windsor. In exchange Interiors paid to Bentley $2,440,000.00 in cash plus interest from November 29, 1998 at 13% per annum, agreed to transfer 110,000 shares of Bentley Common Stock to the President of Windsor and unconditionally assumed the obligation of Bentley to convey 100,000 shares of Interiors Class A Common Stock to the President of Windsor in satisfaction of certain obligations Bentley had incurred to the President of Windsor pursuant to a bonus agreement; and Windsor paid to Bentley $1,866.40, representing reimbursement to Bentley for certain medical insurance premiums paid by Bentley through December 1, 1998, which were obligations of Windsor pursuant to a consulting agreement by and among Interiors, Windsor and Mr. Abrams dated July 30, 1998 (the "Consulting Agreement").

      Pursuant to the Repurchase Agreement Mr. Abrams, the President and Chief Executive Officer of Bentley, also agreed to cancel his future rights and was released from his obligations under the Consulting Agreement. In exchange for the cancellation and release Mr. Abrams received from Interiors $125,000.00 in cash plus interest from November 29, 1998 at 13% per annum, 40,000 shares of Bentley Common Stock and the warrant for up to 300,000 shares of Bentley Common Stock, which warrant Interiors had purchased from Bentley pursuant to the Securities Purchase Agreement. Also, pursuant to its obligations under the Consulting Agreement, Windsor transferred to Mr. Abrams $8,888.88, representing all accrued and unpaid fees, and $2,600.00, representing all unreimbursed expenses, owing to Mr. Abrams by Windsor.

      To determine the reasonableness of the consideration received for the Interiors Securities, the Board of Directors consulted with a Certified Business Appraiser. Among others, the Board considered the following items in connection with its ultimate determination to approve execution of the Repurchase
Agreement: (i) the Interiors Shares were subject to being diminished pursuant to the Escrow Agreement up until July 30, 1999; (ii) Bentley could not vote or sell the Interiors Shares until the Interiors Voting Trust No. 1 among Interiors, Bentley and Munn dated July 30, 1998 and the Escrow Agreement executed with respect to the Interiors Shares terminated; (iii) no dividends had ever been paid with respect to Interiors Class A Common Stock; (iv) Interiors Class A Common Stock is thinly traded among only approximately 122 holders; (v) Bentley's ownership interest represented by the Interiors Shares was subject to dilution upon conversion of certain outstanding debt of Interiors and future offerings by Interiors of additional securities, as Interiors continued its efforts to raise capital to finance further acquisitions; (vi) the Interiors Shares were not registered and there was no guarantee that the Interiors Shares would be freely marketable even upon termination of the Escrow Agreement in July next year; (vii) even if the Interiors Shares were marketable upon termination of the Escrow Agreement, their sale was restricted to no more than 10% per week and, given the current trading volume of the Interiors Class A Common Stock, even this


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amount would likely result in a blockage  discount with respect to the price per share; (viii) Interiors' return on equity had been lower than comparable companies and the price to earnings multiple of the Interiors Class A Common Stock was worse than the industry average; and, therefore, it was likely that the Interiors Class A Common Stock would continue its downward trend in the absence of some change in net income per share, which did not appear likely;
(ix) the Note only provided for interest at the rate of 8% per annum, which, given the quality of Interiors' debt, was such that an outside investor would demand a greater interest rate and would, therefore, only purchase the Note at a discount from the face amount; (x) the Note on its face was non-negotiable; (xi) Interiors' average cost of debt and debt to equity ratio was higher than the industry average and according to Interiors' public filings such debt could be expected to increase; (xii) security for the Note in the form of the pledge of Windsor stock had deteriorated and was subject to further deterioration since Windsor had arranged a new credit facility and increased Windsor's debt to approximately $2,000,000, which was then used in part to pay off part of Interiors' short term note to Bentley; (xiii) increases in costs associated with the new credit facility further eroded the value of Windsor stock as security;
(xiv) the inability to control distributions from Windsor to its parent Interiors further diminished the value of Windsor stock as security for the Note; and (xv) the apparent intent to commit Windsor to a new lease for facilities substantially in excess of Windsor's needs also reduced Windsor's value as security.


Exhibits

Exhibit No.     Description

      2 Repurchase Agreement and Mutual General Release between Bentley International, Inc.,Interiors, Inc., Windsor Art, Inc., Lloyd R. Abrams and Max Munn dated December 1, 1998.

      99        Press release of the Registrant dated: December 2, 1998.

Note: This Form 8-K contains certain forward looking statements of the type described in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. The results of management's plans are beyond the ability of the Company to control. Economic conditions, product and service demand, competitive pricing and other factors could cause materially different results from those planned by management.




                             SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 1, 1998

                                    BENTLEY INTERNATIONAL, INC.

                               By   /s/ Lloyd R. Abrams
                                    Lloyd R. Abrams, President and
                                    Chief Executive Officer